UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 16, 2016 (September 16, 2016)

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue 12th Floor	10171
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On August 19, 2016, Genco Shipping & Trading Limited and certain of its subsidiaries had entered into waiver agreements with ABN AMRO Capital USA LLC (“ABN AMRO”) in connection with the Loan Agreement dated October 8, 2014 (as amended) among Baltic Hornet Limited as Borrower, ABN AMRO as Agent, and the other parties thereto and the Loan Agreement dated October 8, 2014 (as amended) among Baltic Wasp Limited as Borrower, ABN AMRO as Agent, and the other parties thereto.  On September 16, 2016, such parties entered into additional agreements under which the deadline for approval by China Export & Credit Insurance Corporation (“Sinosure”) of the maximum leverage ratio covenant waivers was eliminated. The extension of such waivers remains through October 15, 2016, except that such waivers will be void if Sinosure gives written notice to the agent bank that it does not approve the waivers.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: September 16, 2016

By	/s/ Apostolos Zafolias
Apostolos Zafolias
Chief Financial Officer